CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 3W Cyber Logistics Inc. (the "Company") on Form 10-QSB for the period ended May 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Dunn, the President (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)            the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 13, 2005

/s/ Paul Dunn

Paul Dunn

President and Director

(Principal Executive Officer)